Exhibit 10.2

SECOND AMENDMENT TO DEED OF LEASE

THIS SECOND AMENDMENT TO DEED OF LEASE (this “Amendment”) is entered into as of this 31st day of March, 2017 (the “Execution Date”), by and between BMR-FIRSTFIELD LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to FIRSTFIELD HOLDCO, LLC, a Delaware limited liability company), and NOVAVAX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                WHEREAS, Landlord and Tenant are parties to that certain Deed of Lease dated as of February 4, 2015 (the “Original Lease”), as amended by that certain First Amendment to Deed of Lease dated as of August 17, 2015 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 21 Firstfield Road, Gaithersburg, Maryland (the “Building”);

B.                 WHEREAS, Landlord and Tenant desire to modify certain repair and maintenance responsibilities of the parties; and

C.                 WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                  Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.                  Landlord’s Obligation to Maintain Base Building. Notwithstanding anything in the Existing Lease to the contrary (including without limitation Section 7.B of the Original Lease), effective as of April 1, 2017, Landlord’s obligation under Section 7.B of the Original Lease to use commercially reasonable efforts to maintain certain elements of the Building shall be limited to the exterior structural portions of the Building; roofing and covering materials including performing roof surveys; foundations; exterior demising walls and facade; all landscaping, sidewalks and parking areas contained in or about the Project; snow removal; exterior washing of windows; exterior window repair; exterior lighting including parking lot lighting; exterior signage at the Project (but excluding Tenant’s Exterior Signage (as defined in the Original Lease) which shall be Tenant’s responsibility). Accordingly, from and after April 1, 2017, Operating Expenses (as defined in the Original Lease) shall not include any costs that are charged to or paid by Tenant under other provisions of this Lease, including, without limitation, costs paid by Tenant under Section 3 of this Amendment.

3.          Tenant’s Maintenance Obligations. Notwithstanding anything in the Existing Lease to the contrary, effective as of April 1, 2017, in addition to Tenant’s maintenance obligations under Section 7.A. of the Original Lease, Tenant shall, at its sole cost and expense and subject to the last sentence of Section 7.A. of the Original Lease, maintain, repair and keep in good condition the interior structural portions of the Building; the interior common areas that form a part of the Building; the Building’s operating systems (including, but not limited to, Building mechanical, electrical, life safety, heating, ventilation, air-conditioning, plumbing, pipes and conduits); the Generator; and those portions of the Project serving the foregoing equipment or systems, except for those obligations that are expressly designated as Landlord’s responsibility under the Lease. In connection with the foregoing, Tenant shall make all repairs to the Project, structural and nonstructural, ordinary or extraordinary, foreseen or unforeseen as may be necessary to maintain the Project in a standard which is at least equal to the standard of comparable office/laboratory buildings located in Gaithersburg, Maryland, taking into account the size, age, class, location and method of construction of the Building and such other buildings; provided, however, this Section 3 only relates to repairs and maintenance arising in the ordinary course of operation of the Project, and in the event of a casualty or taking, Sections 16 and 18 of the Original Lease, respectively, shall apply; and provided further, Tenant shall not be required to replace the Building’s operating systems or make any other capital expenditures related to the Building or Project; such obligations shall remain the responsibility of Landlord under the Lease.

3.1        Landlord shall have the ongoing right to inspect, perform maintenance audits (not to exceed twice per calendar year) and contract for an independent facility condition assessment (not to exceed once every three (3) calendar years) to monitor Tenant’s maintenance and repair obligations under this Lease, the reasonable costs of which may be included in Operating Expenses. Landlord shall have the right to review Tenant’s certification records or maintenance records upon Landlord’s written request (but not to exceed once per calendar year). All repairs made by Tenant shall be at least equal in quality to the original work, and shall be made only by a licensed, bonded (if required by Landlord in its sole discretion) contractor approved in advance by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned to the extent provided in Section 8.B. of the Original Lease; provided, however, that such contractor need not be bonded or approved by Landlord if the non-structural repairs to be performed do not exceed Fifty Thousand Dollars ($50,000) in value. Landlord may impose reasonable restrictions and requirements with respect to any repairs which require Landlord approval.

3.2       Tenant shall, at Tenant’s sole cost and expense, procure and maintain contracts, in customary form and substance for, and with contractors specializing and experienced in, the maintenance of the following equipment and improvements, if any, if and when installed on the Project: (a) heating, ventilating and air conditioning equipment, (b) boilers and pressure vessels, (c) fire extinguishing systems, including fire alarm and smoke detection devices, (d) clarifiers, (e) basic utility feeds to the perimeter of the Building and (f) any other equipment serving the interior reasonably required by Landlord. All such vendors shall be subject to Landlord’s approval, which shall not be unreasonably withheld, delayed or conditioned. Tenant shall provide copies of any vendor contracts (or, at a minimum, the scope of work under any vendor contracts) to Landlord promptly after execution thereof. Tenant shall use commercially reasonable efforts to enter into contracts that provide for termination upon thirty (30) days’ notice.

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3.3               In the event Tenant Defaults (as defined in the Existing Lease) in any of its maintenance or repair obligations under the Lease, Landlord may, at its option, exercise Landlord’s right to cure as specifically provided under Section 19.H of the Original Lease.

4.                  Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless Landlord and its affiliates, employees, agents, contractors, lenders, and mortgagees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

5.                  No Default. Each party represents, warrants and covenants that, to the best of its knowledge, neither Landlord nor Tenant is in default of any of its respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

6.                  Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Novavax, Inc.

20 Firstfield Road

Gaithersburg, MD 20878

Attention: General Counsel

7.                  Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

8.                  Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

9.                  Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

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10.              Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

11.              Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

WITNESS:		LANDLORD:

BMR-FIRSTFIELD LLC,
a Delaware limited liability company

By:	/s/ A.S.	By:	/s/ Marie Lewis
		Name:	Marie Lewis
		Title:	VP, Legal

ATTEST:		TENANT:

[Corporate seal]		NOVAVAX, INC.,
a Delaware corporation

By:	/s/ Jonathan Wallinger	By:	/s/ John A. Herrmann III
Name:	Jonathan Wallinger	Name:	John A. Herrmann III
Title:	Senior Counsel	Title:	SVP, General Counsel